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                                                                     Exhibit 3.1

                            ARTICLES OF ORGANIZATION
                                       of
                         AMERICAN ROCK SALT COMPANY LLC
                            Under Section 2003 of the
                          Limited Liability Company Law

        The undersigned organizer, for the purpose of forming a limited liability company under the New York Limited Liability Company Law, hereby certifies as follows:

        1. The name of the limited liability company (the "Company") is AMERICAN ROCK SALT COMPANY LLC.

        2. The office of the Company within the State of New York is to be located in the County of Monroe.

        3. The Secretary of State of the State of New York is hereby designated as an agent of the Company upon whom process against the Company may be served. The address to which the Secretary of State shall mail a copy of any process against the Company which may be served upon him or her is c/o Gunther
K. Buerman, Esq., Harris Beach & Wilcox, LLP, 130 East Main Street, Rochester, New York 14604.

        4.      The Company is to be managed by or more managers.

        IN WITNESS WHEREOF, the undersigned organizer has signed these Articles of Organization of January 28, 1997, and affirms that the statements contained herein are true under penalties of perjury.

                                                 /s/ Gunther K. Buerman
                                                 -------------------------------
                                                 Gunther K. Buerman
                                                 Organizer


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


                            ARTICLES OF ORGANIZATION

                                       OF

                         AMERICAN ROCK SALT COMPANY LLC

             Under Section 203 of the Limited Liability Company Law

                                     [Seal]

                           HARRIS BEACH & WILCOX, LLP
                              The Granite Building
                              130 East Main Street
                            Rochester, New York 14604


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